UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On July 27, 2009, Webster Financial Corporation (“Webster”) entered into an Investment Agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), pursuant to which Warburg Pincus agreed, subject to the terms and conditions of the Investment Agreement, to invest $115 million in Webster through a direct purchase of newly issued common stock, junior non-voting preferred stock and warrants (the “Investment”). Under the terms of the Investment Agreement, Warburg Pincus agreed to purchase: (i) 7,043,000 shares of Webster’s common stock, par value $0.01 per share (the “Common Stock”), (ii) 44,570 shares of Series C Preferred Stock (as defined below) automatically convertible in the circumstances described below into an aggregate of 4,457,000 shares of Common Stock, (iii) two series of A-Warrants (as defined below) collectively exercisable following the satisfaction of certain conditions for an aggregate of 8,625,000 shares of Common Stock and (iv) two series of contingent B-Warrants (as defined below) collectively exercisable following the satisfaction of certain conditions for an aggregate of 5,500,000 shares of Common Stock. The B-Warrants will become exercisable only under certain circumstances if the deadline for obtaining the Stockholder Approvals (as defined below) has passed without such approvals being received, and will expire immediately upon receiving the Stockholder Approvals. The Investment, including the exercise of the A-Warrants and B-Warrants, is subject to Warburg Pincus not owning more than 24.9% of Webster’s voting securities as calculated under applicable regulations of the Board of Governors of the Federal Reserve System (the “Ownership Limit”).

Pursuant to the Investment Agreement and following receipt of certain regulatory approvals, Webster will seek the approval of its stockholders of (i) the issuance of shares of Common Stock in connection with the conversion of the Series C Preferred Stock and Series D Preferred Stock (as defined below) into, and exercise of the A-Warrants and B-Warrants for, Common Stock, for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual (“Section 312.03”) and (B) the amendment of Webster’s Second Restated Certificate of Incorporation (the “Certificate”) to remove certain restrictions (described under Item 3.03 below) related to a maximum share ownership percentage for individual investors or groups (the “Stockholder Approvals”).

Also pursuant to the Investment Agreement, Warburg Pincus will be entitled to maintain a representative on the Board for so long as it beneficially owns 9.9% (subject to adjustment) of Webster’s outstanding shares of Common Stock (assuming conversion of all of the Preferred Stock and exercise of all the Warrants). Effective July 27, 2009, Webster elected, at Warburg Pincus’s request, David A. Coulter to its board of directors (the “Board”) as Warburg Pincus’s representative. Warburg Pincus is also entitled to an observer who may attend Board meetings in the absence of Mr. Coulter or his successor for so long as Warburg Pincus beneficially owns 4.9% of Webster’s outstanding shares of Common Stock.

As described below, a portion of the Investment was completed on July 27, 2009, and the remainder will be completed on the date necessary antitrust and bank regulatory approvals are received (the “Second Closing Date”). On July 27, 2009, Warburg Pincus purchased 4,024,600 shares of Common Stock, of the total amount it has agreed to purchase under the Investment

Agreement, in exchange for a cash payment to Webster of approximately $40.2 million in cash (the “Initial Purchase”). At that time, Warburg Pincus also received an A-Warrant, Series 1 (the “A1-Warrant”) and a B-Warrant, Series 1 (the “B1-Warrant”). On the Second Closing Date, Warburg Pincus will purchase an additional 3,018,400 shares of Common Stock and 44,570 shares of Series C Preferred Stock in exchange for approximately $74.8 million in cash. At that time, Warburg Pincus will also receive an A-Warrant, Series 2 (the “A2-Warrant,” and together with the A1-Warrant, the “A-Warrants”) and a B-Warrant, Series 2 (the “B2-Warrant,” and together with the B1-Warrant, the “B-Warrants”).

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The A1-Warrant and A-2 Warrant, upon obtaining required regulatory approvals and subject to the Ownership Limit, will become exercisable to purchase 1,843,100 shares of Common Stock and 67,819 shares of Series C Preferred Stock (or 6,781,900 shares of Common Stock following receipt of the Stockholder Approvals), respectively, at a price per underlying common share of: (i) $10.00 from July 27, 2009 through July 27, 2011, (ii) $11.50 from July 28, 2011 to July 27, 2013 and (iii) $13.00 from July 28, 2013 through July 27, 2016. Exercise of the A-Warrants for Common Stock is subject to any restrictions or limitations under applicable laws and regulations (including any approval applicable under Section 312.03). To the extent that the A-Warrants are otherwise exercisable by Warburg Pincus but receipt of Common Stock would cause Warburg Pincus to violate the Ownership Limit, Warburg Pincus may exercise the A-Warrants for Series D Preferred Stock, which is only convertible into Common Stock in the hands of a third party transferee in a widely dispersed offering.

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The B-Warrants only become exercisable if the Stockholder Approvals are not obtained prior to the later of (x) February 28, 2010 or (y) four months following the Second Closing Date, as defined below (this later date is referred to as the “Meeting End Date”). In such case, the B1-Warrant and B2-Warrant would become, upon receipt of certain regulatory approvals and to the extent the exercise thereof would not cause Warburg Pincus to violate the Ownership Limit, exercisable to purchase 11,753 shares and 43,247 shares, respectively, of Series C Preferred Stock, convertible in certain circumstances as described below into 1,175,300 and 4,324,700 shares, respectively, of Common Stock, at a price per underlying common share of $2.50. Each B-Warrant will terminate on the earlier of (x) the date of the Stockholder Approvals and (y) the seventh anniversary of the date of its issuance.

Each of the A-Warrants and B-Warrants includes customary anti-dilution provisions. In addition, under the terms of the Investment Agreement, Warburg Pincus has certain preemptive rights to maintain its relative ownership percentage in Webster through additional purchases in the event of subsequent issuances by Webster.

The representations and warranties of Webster set forth in the Investment Agreement have been made solely for the benefit of Warburg Pincus. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to Warburg Pincus in connection with the Investment Agreement, (b) are subject to materiality qualifications contained in the Investment Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Investment Agreement or such other date as is specified in the Investment Agreement, and (d) may have been included in the Investment Agreement for the purpose of allocating risk between Webster and Warburg Pincus rather than establishing matters as facts. Accordingly, the Investment Agreement is included with this filing only to provide investors with information regarding the terms of the Investment Agreement, and not to provide investors with any other factual information regarding Webster or its business. The Investment Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Webster that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Webster files with the Securities and Exchange Commission (“SEC”).

Terms of the Preferred Stock

The rights, preferences and privileges of the Perpetual Participating Preferred Stock, Series C (the “Series C Preferred Stock”) and Non-Voting Perpetual Participating Preferred Stock, Series D (the “Series D Preferred Stock,” and, together with the Series C Preferred Stock, the “Preferred Stock”) are set forth in the respective Certificates of Designation Webster filed with the Secretary of State of the State of Delaware. Upon receipt of the Stockholder Approvals, each share of Series C Preferred Stock will automatically convert into 100 shares of Common Stock (subject to customary anti-dilution adjustments). Each share of Series C Preferred Stock will initially bear a dividend that mirrors any dividend payable on the shares of Common Stock underlying such share of Series C Preferred Stock. In the event that the Stockholder Approvals are not received on or before the Meeting End Date, the dividend payable with respect to each share of Series C Preferred Stock outstanding at such time shall equal the greater of (i) the dividend payable with respect to the shares of Common Stock underlying the Series C Preferred Stock and (ii) an 8 percent rate per annum. The Series C Preferred Stock is expected to qualify for Tier I capital treatment.

Each share of the Series D Preferred Stock will be mandatorily convertible upon transfer in any widely dispersed offering into 100 shares of Common Stock (subject to customary anti-dilution adjustments). The Series D Preferred Stock will never be convertible in the hands of Warburg Pincus. Each share of Series D Preferred Stock will initially bear a dividend that mirrors any dividend payable on the shares of Common Stock underlying such share of Series D Preferred Stock. In the event that the Stockholder Approvals are not received on or before the Meeting End Date, the dividend payable with respect to each share of Series D Preferred Stock outstanding at such time shall equal the greater of (i) the dividend payable with respect to the shares of Common Stock underlying the Series D Preferred Stock and (ii) an 8 percent rate per annum. The dividend rate would automatically revert to a dividend that mirrors any dividend payable on the underlying shares of Common Stock underlying such share of Series D Preferred Stock upon receipt of the Stockholder Approvals. The Series D Preferred Stock is expected to qualify for Tier I capital treatment.

The Preferred Stock will not be redeemable by either Webster or by the holders. Holders of the Preferred Stock will not receive any voting rights, including the right to elect any directors, other than customary limited voting rights with respect to matters affecting the rights and privileges of the applicable series of Preferred Stock.

This description of the Investment Agreement, the A-Warrants, the B-Warrants and the terms contained in the certificates of designation of the Series C Preferred Stock and Series D Preferred Stock is a summary and does not purport to be complete description of all of the terms of such agreement and warrants and certificates of designations, and is qualified in its entirety by reference to the Certificate of Designations for the Series C Preferred Stock, the Certificate of Designation for the Series D Preferred Stock, A1-Warrant, B1-Warrant, form of A2-Warrant, form of B2-Warrant and Investment Agreement, attached hereto as Exhibits 3.1, 3.2, 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference. The shares and warrants issued and sold in the transaction described in Item 1.01 were sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

On the Second Closing Date, Webster has agreed to issue 44,570 shares of Series C Preferred Stock, and upon exercise of the A-Warrants and B-Warrants Webster may issue shares of Series C Preferred Stock and Series D Preferred Stock, the terms of each of which are more fully described in Item 1.01 above and in the Certificates of Designation filed with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock and Series D Preferred Stock.

In connection with obtaining the Stockholder Approvals, Webster expects to seek stockholder approval of an amendment to its Certificate to remove Subsection 2 of Article 10 of the Certificate. That subsection currently prohibits any stockholder from voting more than 10% of the voting securities of Webster unless the acquisition of such voting power was approved by two-thirds of Webster’s stockholders. If this amendment is put before stockholders and approved by the stockholders, holders and acquirors of Webster’s voting stock will no longer be prevented from acquiring more than 10% of the voting power without obtaining prior stockholder consent.

The information set forth in Item 1.01 hereof is incorporated herein by reference. The above summary is qualified in its entirety by reference to the Certificates of Designation attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 27, 2009, in connection with the Initial Purchase and pursuant to the terms of the Investment Agreement, Webster elected Mr. Coulter to the Board as Warburg Pincus’s representative. Mr. Coulter has been named to the Risk Committee of the Board.

Mr. Coulter will receive compensation as a non-employee director in accordance with Webster’s non-employee director compensation practices described in Webster’s Annual Proxy Statement filed with the SEC on March 20, 2009. The initial cash and stock awards to be received by Mr. Coulter will be pro rated from the date of election to Webster’s next annual meeting of shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2009, Webster filed the Certificates of Designation with the Delaware Secretary of State for the purpose of amending its Second Restated Certificate of Incorporation to establish the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock and the Series D Preferred Stock. The Certificates of Designation became effective with the Delaware Secretary of State upon filing. This description is qualified in its entirety by reference to the copies of the Certificates of Designation, which are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Effective July 27, 2009, Webster amended Article III, Section 1 of its Bylaws to exempt Mr. Coulter and any successor as Warburg Pincus’s representative on the Board pursuant to the Investment Agreement from the requirement set forth in Article III, Section 1 of the Bylaws that to be eligible for nomination as a director, a nominee must be a resident of the State of Connecticut at the time of his nomination or, if not then a resident, have been previously a resident for at least three years. This summary is qualified in its entirety by reference to the Bylaws amendment attached hereto as Exhibit 3.3 and incorporated herein by reference.

Forward-looking statements

This document (including exhibits filed herewith) may contain forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from management expectations, projections and estimates. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, any failure to receive regulatory approvals or that of Webster’s shareholders in connection with the remaining funding of Warburg Pincus’ investment, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of Webster’s loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting Webster’s operations, markets, products, services and prices. Some of these and other factors are discussed in the annual and quarterly reports of Webster previously filed with the SEC. Such developments, or any combination thereof, could have an adverse impact on the company’s financial position and results of operations. Except as required by law, Webster does not undertake to update any such forward looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Perpetual Participating Preferred Stock, Series C of Webster Financial Corporation.

3.2	Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series D of Webster financial Corporation.

3.3	Amendment to Article III of the Webster Financial Corporation Bylaws.

4.1	A Warrant, Series 1.

4.2	B Warrant, Series 1.

4.3	Form of A Warrant, Series 2.

4.4	Form of B Warrant, Series 2.

10.1	Investment Agreement, dated as of July 27, 2009, by and between Webster Financial Corporation and Warburg Pincus Private Equity X, L.P. *

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: July 31, 2009.	By:	/s/ Douglas O. Hart
	Name:	Douglas O. Hart
	Title:	Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Perpetual Participating Preferred Stock, Series C of Webster Financial Corporation.

3.2	Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series D of Webster Financial Corporation.

3.3	Amendment to Article III of the Webster Financial Corporation Bylaws.

4.1	A Warrant, Series 1.

4.2	B Warrant, Series 1.

4.3	Form of A Warrant, Series 2.

4.4	Form of B Warrant, Series 2.

10.1	Investment Agreement, dated as of July 27, 2009, by and between Webster Financial Corporation and Warburg Pincus Private Equity X, L.P. *

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.